Exhibit 99.1

FOR IMMEDIATE RELEASE

Heidrick & Struggles Reports Fourth Quarter and 2019 Financial Results

Net Revenue at High End of Guidance for Fourth Quarter
Second Consecutive Full-Year Net Revenue Over $700 Million
Full-Year Diluted EPS of $2.40; Adjusted EPS of $2.59 is Strongest in Eleven Years

CHICAGO, February 24, 2020 -- Heidrick & Struggles International, Inc. (Nasdaq: HSII), today announced financial results for its fourth quarter and fiscal year ended December 31, 2019.

Highlights:

•	Operating margin in 2019 was 9.0% and adjusted operating margin of 9.6%, in-line with 2018

•	General and administrative expense as a percent of net revenue in 2019 was 19.4%, the lowest in 12 years and down from 19.7% in 2018

•	2019 average revenue per executive search of $132,000, a record high, up 4% from prior year

•	Fourth quarter net revenue of $180.0 million, at the high end of guidance

•	Heidrick Consulting delivered $17.0 million of net revenue in the fourth quarter, the third consecutive quarter of sequential growth

“By successfully navigating market volatility, we produced quarterly net revenue at the high end of our guidance and closed the year within one percent of last year’s record net revenue results,” stated Heidrick & Struggles’ President and Chief Executive Officer, Krishnan Rajagopalan. “Our full-year adjusted earnings surpassed a very strong 2018, as our continued focus on operational efficiencies allowed us to deliver consistent adjusted operating margin on slightly lower revenue. Cross-collaboration between Executive Search and Heidrick Consulting also continues to generate synergies as evidenced by Heidrick Consulting’s sequential net revenue growth. Our recent acquisition of 2Get in Brazil expands our growth platform throughout Latin America, where we see compelling opportunities for both Executive Search and Heidrick Consulting. We are particularly excited about innovative and transformational projects such as digital transformation, sustainability and diversity & inclusion, that we are participating in with both our clients and internally.”
Mr. Rajagopalan concluded, “Through our C-suite focus, we’re playing a pivotal role in shaping our clients’ future. We continue to uncover attractive opportunities emerging across the increasingly complex and fast-changing industry landscape. In 2020, we intend to leverage our market position and strong cash flow to make additional disciplined investments in our product teams and provide new innovative offerings to broaden our capabilities and support the foundational changes our clients seek to implement. We take a long-term approach to the business, and believe that investing in innovation and growth is directly correlated with the ultimate creation of shareholder value.”

2019 Fourth Quarter Results

Consolidated net revenue (revenue before reimbursements) of $180.0 million declined 2.8%, or $5.3 million, from $185.3 million in the 2018 fourth quarter. Excluding the impact of exchange rate fluctuations, consolidated net revenue declined 2.3%, or $4.3 million.

Executive Search net revenue of $163.0 million declined 3.3%, or $5.5 million, from $168.5 million in the 2018 fourth quarter. Excluding the impact of exchange rate fluctuations, Executive Search net revenue declined 2.7% or $4.5 million. Net revenue decreased 2.7% in the Americas (a 2.5% decrease on a constant currency basis), decreased 8.9% in Europe (a 7.4% decrease on a constant currency basis) and increased 2.6% in Asia Pacific (a 3.3% increase on a constant currency basis). Growth in the Consumer Markets and Global Technology & Services practices was offset by declines in the other industry practices.

There were 380 Executive Search consultants at December 31, 2019 compared to 353 at December 31, 2018 and 380 at September 30, 2019. Productivity, as measured by annualized Executive Search net revenue per consultant, was $1.7 million compared to $1.9 million in the 2018 fourth quarter. The average revenue per executive search was $149,300 compared to $142,000 in the 2018 fourth quarter.

Exhibit 99.1

Heidrick Consulting net revenue increased 1.4% to $17.0 million from $16.8 million in the 2018 fourth quarter. Excluding the impact of exchange rate fluctuations, Heidrick Consulting net revenue increased 1.7%, or $0.3 million. There were 71 consultants at December 31, 2019 compared to 66 at December 31, 2018 and 71 at September 30, 2019.

Consolidated salaries and benefits expense declined 2.6%, or $3.4 million, to $129.9 million from $133.3 million in the 2018 fourth quarter. Fixed compensation expense increased $6.1 million and variable compensation expense declined $9.6 million, mostly related to lower revenue in the quarter. Included in variable compensation for the 2019 fourth quarter is $0.6 million of contingent compensation for the former owners of 2GET, a leading search firm in Brazil, which the company acquired in the third quarter. This contingent compensation is based on the achievement of certain revenue and EBITDA milestones for the period from acquisition through 2023. Salaries and benefits expense was 72.1% of net revenue for the quarter compared to 72.0% for the 2018 fourth quarter.

General and administrative expenses were $35.8 million compared to $35.3 million in the 2018 fourth quarter. As a percentage of net revenue, general and administrative expenses were 19.9% compared to 19.0% in the 2018 fourth quarter.

Operating income was $14.3 million compared to $16.7 million in the 2018 fourth quarter. Operating margin was 7.9% in the 2019 fourth quarter compared to 9.0% in the 2018 fourth quarter.

Net income in the 2019 fourth quarter was $10.6 million and diluted earnings per share was $0.54 with an effective tax rate of 34.6%. This compares to net income of $11.2 million and diluted earnings per share of $0.58 with an effective tax rate of 30.0% in the 2018 fourth quarter.

Adjusted EBITDA in the 2019 fourth quarter was $20.5 million compared to $22.2 million in the 2018 fourth quarter. Adjusted EBITDA margin was 11.4% compared to 12.0% in the 2018 fourth quarter. The change in adjusted EBITDA and adjusted EBITDA margin were primarily due to lower revenue in the quarter.

Net cash provided by operating activities was $114.1 million in the 2019 fourth quarter, compared to $125.8 million in the 2018 fourth quarter. Cash and marketable securities at December 31, 2019 were $332.9 million, compared to $279.9 million at December 31, 2018. The company’s cash position typically builds throughout the year as bonuses are accrued and then mostly paid out in the first quarter.

Fiscal 2019 Results

Consolidated net revenue of $706.9 million decreased 1.3%, or $9.1 million, from $716.0 million in 2018.Excluding the impact of exchange rate fluctuations which negatively impacted results by $11.3 million, or 1.6%, consolidated net revenue increased 0.3%, or $2.2 million.

Executive Search net revenue was $646.4 million compared to $652.9 million in 2018. Excluding the impact of exchange rate fluctuations which negatively impacted results by $10.3 million, or 1.6%, Executive Search net revenue increased 0.6%, or $3.8 million, to $656.6 million. Net revenue grew 2.5% in the Americas (2.7% increase on a constant currency basis), decreased 7.1% in Europe (2.4% decrease on a constant currency basis), and decreased 6.3% in the Asia Pacific region (3.7% decrease on a constant currency basis). Growth in the Global Technology & Services, Consumer Markets and Healthcare & Life Sciences practices was offset by declines in the other industry practices. Productivity was $1.7 million per executive search consultant compared to a record $1.9 million in 2018. The number of confirmed executive searches was down 4.6% and the average revenue per executive search increased to $132,000 compared to $127,300 in 2018.

Heidrick Consulting net revenue was $60.6 million compared to $63.1 million in 2018. Excluding the impact of exchange rate fluctuations, Heidrick Consulting revenue declined 2.4%, or $1.5 million, primarily due to less revenue per consulting engagement.

Consolidated salaries and benefits expense improved 0.9%, or $4.6 million, to $501.8 million from $506.3 million in 2018. Fixed compensation expense increased $12.9 million primarily due to the company’s deferred compensation plan and base salaries and payroll taxes. Variable compensation expense improved $17.5 million, primarily due to lower revenue for the year. Salaries and benefits expense was 71.0% of net revenue in 2019 compared to 70.7% in 2018.

General and administrative expenses in 2019 declined 2.4%, or $3.3 million, to $137.5 million from $140.8 million in 2018.Savings were primarily due to a reduction in professional fees, including audit, IT and legal fees. As a percentage of net revenue, general and administrative expenses were 19.4% compared to 19.7% in 2018.

Exhibit 99.1

During 2019, the Company acquired 2GET, one of the leading search firms in Brazil. This transaction provides the Company with a strong platform for Latin America growth. As a result, the Company recorded a restructuring charge of $4.1 million in the third quarter of 2019 in connection with related employee, facility and legal costs associated with the transition away from its legacy Brazil operations.

Operating income was $63.5 million and operating margin was 9.0%, including the $4.1 million restructuring charge. This compared to operating income of $68.9 million in 2018 and operating margin of 9.6%. Foreign exchange rate fluctuations negatively impacted operating income by $1.1 million, or 1.7%. Adjusted operating income, which excludes the restructuring charge, decreased $1.2 million to $67.6 million from $68.9 million in 2018. Adjusted operating margin of 9.6% was the same as 2018, despite lower revenue.

Net income in 2019 was $46.9 million and diluted earnings per share was $2.40, with an effective tax rate of 32.4%. This compares to net income of $49.3 million and diluted earnings per share of $2.52 with an effective tax rate of 30.1% in 2018. Adjusted net income, which excludes the restructuring charge net of tax, was $50.6 million and adjusted diluted earnings per share was $2.59.

Adjusted EBITDA decreased $1.6 million to $89.1 million with an adjusted EBITDA margin of 12.6%, compared to adjusted EBITDA of $90.7 million and an adjusted EBITDA margin of 12.7% in 2018.

Net cash provided by operating activities was $78.6 million, compared to $102.9 million in 2018.

Dividend

The Board of Directors has declared a 2020 first quarter cash dividend of $0.15 per share payable on March 20, 2020 to shareholders of record at the close of business on March 6, 2020.

2020 First Quarter Outlook

The company expects 2019 first quarter consolidated net revenue of between $165 million and $175 million. This outlook is based on the average currency rates in December 2019 and reflects, among other factors, management’s assumptions for the anticipated volume of new Executive Search confirmations, Heidrick Consulting assignments, the current backlog, consultant productivity, consultant retention, and the seasonality of its business. Additionally, the company is proactively monitoring the significant level of uncertainty associated with the Coronavirus and is keeping in close communication with its team and clients in affected regions. While the situation is still fluid and it is too early to quantify, it is reasonable to assume that along with the reported economic pressure, the Coronavirus could have a related impact on first quarter results.

Quarterly Conference Call

Heidrick & Struggles will host a conference call to review its fourth quarter and 2019 results today, February 24 at 5:00 pm Eastern Time. Participants may access the company’s call and supporting slides through its website at www.heidrick.com or by dialing (647) 689-6618, conference ID# 3194999. For those unable to participate on the live call, a webcast and copy of the slides will be archived at www.heidrick.com and available for up to 30 days following the investor call.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles (Nasdaq: HSII) serves the senior-level talent and leadership needs of the world's top organizations as a trusted advisor across executive search, leadership assessment and development, organization and team effectiveness, and culture shaping services. Heidrick & Struggles pioneered the profession of executive search more than 65 years ago. Today, the firm provides integrated leadership solutions to help our clients change the world, one leadership team at a time.® www.heidrick.com

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Heidrick & Struggles presents certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of comprehensive income, balance sheets or statements of cash flow of the company. Pursuant to the requirements of Regulation G, this earnings release contains the most directly comparable GAAP financial measure to the non-GAAP financial measure.

Exhibit 99.1

The non-GAAP financial measures used within this earnings release are adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted diluted earnings per share and impacts of foreign currency on current period results using prior period translation rates. These measures are presented because management uses this information to monitor and evaluate financial results and trends. Management believes this information is also useful for investors. Reconciliations of these non-GAAP financial measures with the most directly comparable measures calculated and presented in accordance with GAAP are provided as schedules attached to this release.

Adjusted operating income refers to operating income excluding restructuring charges.

Adjusted operating margin refers to adjusted operating income as a percentage of net revenue in the same period.

Adjusted net income and adjusted diluted earnings per share reflect the exclusion of restructuring charges, net of tax.

Adjusted EBITDA refers to earnings before interest, taxes, depreciation, intangible amortization, equity- settled stock compensation expense, earnout accretion expense related to acquisitions, contingent compensation expense related to acquisitions, restructuring charges, and other non-operating income (expense).

Adjusted EBITDA margin refers to adjusted EBITDA as a percentage of net revenue in the same period.

The company evaluates its results of operations on both an as reported and a constant currency basis. The constant currency presentation is a non-GAAP financial measure, which excludes the impact of fluctuations in foreign currency exchange rates. The company believes providing constant currency information provides valuable supplemental information regarding its results of operations, consistent with how it evaluates its performance. The company calculates constant currency percentages by converting its financial results in a local currency for a period using the average exchange rate for the prior period to which it is comparing. This calculation may differ from similarly-titled measures used by other companies.

Safe Harbor Statement

This press release contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management's beliefs and assumptions. Forward-looking statements may be identified by the use of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things, leadership changes, our ability to attract, integrate, develop, manage and retain qualified consultants and senior leaders; our ability to prevent our consultants from taking our clients with them to another firm; our ability to maintain our professional reputation and brand name; the fact that our net revenue may be affected by adverse economic conditions; our clients' ability to restrict us from recruiting their employees; the aggressive competition we face; our heavy reliance on information management systems; the fact that we face the risk of liability in the services we perform; the fact that data security, data privacy and data protection laws and other evolving regulations and cross-border data transfer restrictions may limit the use of our services and adversely affect our business; social, political, regulatory and legal risks in markets where we operate; the impact of foreign currency exchange rate fluctuations; the fact that we may not be able to align our cost structure with net revenue; unfavorable tax law changes and tax authority rulings; our ability to realize our tax losses; the timing of the establishment or reversal of valuation allowance on deferred tax assets; any impairment of our goodwill, other intangible assets and other long-lived assets; our ability to execute and integrate future acquisitions; the fact that we have anti-takeover provisions that make an acquisition of us difficult and expensive; our ability to access additional credit; and the increased cybersecurity requirements, vulnerabilities, threats and more sophisticated and targeted cyber-related attacks that could pose a risk to our systems, networks, solutions, services and data. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For more information on the factors that could affect the outcome of forward-looking statements, refer to our Annual Report on Form 10-K, under Risk Factors in Item 1A and our quarterly filings with the SEC. We caution the reader that the list of factors may not be exhaustive. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
###

Exhibit 99.1

Contacts:
Investors & Analysts:
Suzanne Rosenberg - Vice President, Investor Relations
+1 212 551 0554, srosenberg@heidrick.com

Media:
Nina Chang - Vice President, Corporate Communications
+1 212 551 1634, nchang@heidrick.com

Exhibit 99.1

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2019	2018	$ Change	% Change
Revenue
Revenue before reimbursements (net revenue)	$180,034	$185,305	$(5,271)	(2.8)%
Reimbursements	4,615	5,662	(1,047)	(18.5)%
Total revenue	184,649	190,967	(6,318)	(3.3)%

Operating expenses
Salaries and benefits	129,893	133,328	(3,435)	(2.6)%
General and administrative expenses	35,846	35,285	561	1.6%
Reimbursed expenses	4,615	5,662	(1,047)	(18.5)%
Total operating expenses	170,354	174,275	(3,921)	(2.2)%

Operating income	14,295	16,692	(2,397)	(14.4)%

Non-operating income (expense)
Interest, net	841	645
Other, net	1,011	(1,355)
Net non-operating income (expense)	1,852	(710)

Income before income taxes	16,147	15,982

Provision for income taxes	5,592	4,787

Net income	10,555	11,195

Other comprehensive income (loss), net of tax	774	(57)

Comprehensive income	$11,329	$11,138

Basic weighted average common shares outstanding	19,138	18,954
Diluted weighted average common shares outstanding	19,507	19,404

Basic net income per common share	$0.55	$0.59
Diluted net income per common share	$0.54	$0.58

Salaries and benefits as a % of net revenue	72.1%	72.0%
General and administrative expense as a % of net revenue	19.9%	19.0%
Operating income as a % of net revenue	7.9%	9.0%

Exhibit 99.1

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended December 31,
	2019	2018	$ Change	% Change	2019 Margin*	2018 Margin*
Revenue
Executive Search
Americas	$106,755	$109,768	$(3,013)	(2.7)%
Europe	31,826	34,929	(3,103)	(8.9)%
Asia Pacific	24,433	23,816	617	2.6%
Total Executive Search	163,014	168,513	(5,499)	(3.3)%
Heidrick Consulting	17,020	16,792	228	1.4%
Revenue before reimbursements (net revenue)	180,034	185,305	(5,271)	(2.8)%
Reimbursements	4,615	5,662	(1,047)	(18.5)%
Total revenue	$184,649	$190,967	$(6,318)	(3.3)%

Operating income (loss)
Executive Search
Americas	$26,622	$26,892	$(270)	(1.0)%	24.9%	24.5%
Europe	(762)	(604)	(158)	(26.2)%	(2.4)%	(1.7)%
Asia Pacific	2,948	2,391	557	23.3%	12.1%	10.0%
Total Executive Search	28,808	28,679	129	0.4%	17.7%	17.0%
Heidrick Consulting	(5,729)	(2,631)	(3,098)	(117.7)%	(33.7)%	(15.7)%
Total segment operating income	23,079	26,048	(2,969)	(11.4)%	12.8%	14.1%
Global Operations Support	(8,784)	(9,356)	572	6.1%	(4.9)%	(5.0)%
Total operating income	$14,295	$16,692	$(2,397)	(14.4)%	7.9%	9.0%

* Margin based on revenue before reimbursements (net revenue)

Exhibit 99.1

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share amounts)
(Unaudited)

	Year Ended December 31,
	2019	2018	$ Change		% Change
Revenue
Revenue before reimbursements (net revenue)	$706,924	$716,023	$(9,099)		(1.3)%
Reimbursements	18,690	19,632	(942)		(4.8)%
Total revenue	725,614	735,655	(10,041)		(1.4)%

Operating expenses
Salaries and benefits	501,791	506,349	(4,558)		(0.9)%
General and administrative expenses	137,492	140,817	(3,325)		(2.4)%
Restructuring charges	4,130	—	4,130		100.0%
Reimbursed expenses	18,690	19,632	(942)		(4.8)%
Total operating expenses	662,103	666,798	(4,695)		(0.7)%

Operating income	63,511	68,857	(5,346)	—	(7.8)%

Non-operating income
Interest, net	2,880	1,141
Other, net	2,898	494
Net non-operating income	5,778	1,635

Income before income taxes	69,289	70,492

Provision for income taxes	22,420	21,197

Net income	46,869	49,295

Other comprehensive loss, net of tax	(238)	(3,164)

Comprehensive income	$46,631	$46,131

Basic weighted average common shares outstanding	19,103	18,917
Diluted weighted average common shares outstanding	19,551	19,532

Basic net income per common share	$2.45	$2.61
Diluted net income per common share	$2.40	$2.52

Salaries and benefits as a % of net revenue	71.0%	70.7%
General and administrative expense as a % of net revenue	19.4%	19.7%
Operating income as a % of net revenue	9.0%	9.6%

Exhibit 99.1

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Year Ended December 31,
	2019	2018	$ Change	% Change	2019 Margin*	2018 Margin*
Revenue
Executive Search
Americas	$415,455	$405,267	$10,188	2.5%
Europe	135,070	145,348	(10,278)	(7.1)%
Asia Pacific	95,827	102,276	(6,449)	(6.3)%
Total Executive Search	646,352	652,891	(6,539)	(1.0)%
Heidrick Consulting	60,572	63,132	(2,560)	(4.1)%
Revenue before reimbursements (net revenue)	706,924	716,023	(9,099)	(1.3)%
Reimbursements	18,690	19,632	(942)	(4.8)%
Total revenue	$725,614	$735,655	$(10,041)	(1.4)%

Operating income (loss)
Executive Search
Americas (1)	$100,833	$96,880	$3,953	4.1%	24.3%	23.9%
Europe	3,026	5,849	(2,823)	(48.3)%	2.2%	4.0%
Asia Pacific	13,590	15,999	(2,409)	(15.1)%	14.2%	15.6%
Total Executive Search	117,449	118,728	(1,279)	(1.1)%	18.2%	18.2%
Heidrick Consulting	(18,499)	(13,619)	(4,880)	(35.8)%	(30.5)%	(21.6)%
Total segment operating income	98,950	105,109	(6,159)	(5.9)%	14.0%	14.7%
Global Operations Support (1)	(35,439)	(36,252)	813	2.2%	(5.0)%	(5.1)%
Total operating income	$63,511	$68,857	$(5,346)	(7.8)%	9.0%	9.6%

* Margin based on revenue before reimbursements (net revenue)
(1) 2019 includes restructuring charges of $4.1 million in the Americas and less than $0.1 million in Global Operations Support

Exhibit 99.1

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
RECONCILIATION OF OPERATING INCOME AND ADJUSTED OPERATING INCOME (Non-GAAP)
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue before reimbursements (net revenue)	$180,034	$185,305	$706,924	$716,023

Operating income	14,295	16,692	63,511	68,857

Adjustments
Restructuring charges (1)	—	—	4,130	—
Total adjustments	—	—	4,130	—

Adjusted operating income	$14,295	$16,692	$67,641	$68,857

Operating income as a % of net revenue	7.9%	9.0%	9.0%	9.6%
Adjusted operating income as a % of net revenue	7.9%	9.0%	9.6%	9.6%

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
RECONCILIATION OF NET INCOME AND ADJUSTED NET INCOME (Non-GAAP)
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income	$10,555	$11,195	$46,869	$49,295

Adjustments
Restructuring charges, net of tax (1)	—	—	3,768	—
Total adjustments	—	—	3,768	—

Adjusted net income	$10,555	$11,195	$50,637	$49,295

Basic weighted average common shares outstanding	19,138	18,954	19,103	18,917
Diluted weighted average common shares outstanding	19,507	19,404	19,551	19,532

Basic net income per common share	$0.55	$0.59	$2.45	$2.61
Diluted net income per common share	$0.54	$0.58	$2.40	$2.52

Adjusted basic net income per common share	$0.55	$0.59	$2.65	$2.61
Adjusted diluted net income per common share	$0.54	$0.58	$2.59	$2.52

(1) For the three months ended September 30, 2019, the Company incurred approximately $4.1 million in restructuring charges related to the closing of the Company's legacy Brazil operations due to the acquisition of 2GET. The restructuring charges consist primarily of employee-related costs for the Company's existing Brazil operations.

Exhibit 99.1

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2019	December 31, 2018
	(Unaudited)
Current assets
Cash and cash equivalents	$271,719	$279,906
Marketable securities	61,153	—
Accounts receivable, net	109,163	114,977
Prepaid expenses	20,185	22,766
Other current assets	27,848	29,598
Income taxes recoverable	4,414	3,620
Total current assets	494,482	450,867

Non-current assets
Property and equipment, net	28,650	33,871
Operating lease right-of-use assets	99,391	—
Assets designated for retirement and pension plans	13,978	15,035
Investments	25,409	19,442
Other non-current assets	20,434	22,276
Goodwill	126,831	122,092
Other intangible assets, net	1,935	2,216
Deferred income taxes	33,063	34,830
Total non-current assets	349,691	249,762

Total assets	$844,173	$700,629

Current liabilities
Accounts payable	$8,633	$9,166
Accrued salaries and benefits	234,306	227,653
Deferred revenue	41,267	40,673
Operating lease liabilities	30,955	—
Other current liabilities	26,253	33,219
Income taxes payable	3,928	8,240
Total current liabilities	345,342	318,951

Non-current liabilities
Accrued salaries and benefits	59,662	57,234
Retirement and pension plans	46,032	39,865
Operating lease liabilities	79,388	—
Other non-current liabilities	4,634	17,423
Total non-current liabilities	189,716	114,522

Total liabilities	535,058	433,473

Stockholders’ equity	309,115	267,156

Total liabilities and stockholders’ equity	$844,173	$700,629

Exhibit 99.1

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31,
	2019	2018
Cash flows - operating activities
Net income	$10,555	$11,195
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,388	2,964
Deferred income taxes	1,668	(3,058)
Stock-based compensation expense	3,048	2,184
Accretion expense related to earnout payments	173	322
Gain on marketable securities	(242)	—
Changes in assets and liabilities, net of effects of acquisition:
Accounts receivable	43,860	43,298
Accounts payable	(850)	235
Accrued expenses	55,121	67,692
Restructuring accrual	(803)	(784)
Deferred revenue	62	(2,084)
Income taxes payable, net	(1,498)	2,760
Retirement and pension plan assets and liabilities	1,434	(473)
Prepaid expenses	465	2,523
Other assets and liabilities, net	(1,317)	(987)
Net cash provided by operating activities	114,064	125,787

Cash flows - investing activities
Acquisition of businesses	—	36
Capital expenditures	(711)	(1,021)
Purchases of available-for-sale investments	(47,265)	(155)
Proceeds from sales of available-for-sale investments	28,806	105
Net cash used in investing activities	(19,170)	(1,035)

Cash flows - financing activities
Debt issuance costs	—	(981)
Cash dividends paid	(2,969)	(2,608)
Acquisition earnout payments	—	(3,592)
Net cash used in financing activities	(2,969)	(7,181)

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	3,422	(2,123)

Net increase in cash, cash equivalents and restricted cash	95,347	115,448
Cash, cash equivalents and restricted cash at beginning of period	176,372	164,814
Cash, cash equivalents and restricted cash at end of period	$271,719	$280,262

Exhibit 99.1

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2019	2018
Cash flows - operating activities
Net income	$46,869	$49,295
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	10,371	12,522
Deferred income taxes	1,644	(3,496)
Stock-based compensation expense	10,298	8,947
Accretion expense related to earnout payments	668	1,285
Gain on marketable securities	(595)	—
Changes in assets and liabilities, net of effects of acquisition:
Accounts receivable	6,899	(16,759)
Accounts payable	(994)	(526)
Accrued expenses	2,441	71,526
Restructuring accrual	1,959	(11,617)
Deferred revenue	175	(1,899)
Income taxes payable, net	(5,450)	757
Retirement and pension plan assets and liabilities	3,258	(1,492)
Prepaid expenses	(455)	(893)
Other assets and liabilities, net	1,557	(4,748)
Net cash provided by operating activities	78,645	102,902

Cash flows - investing activities
Acquisition of businesses	(3,520)	(3,083)
Capital expenditures	(3,352)	(5,960)
Purchases of available-for-sale investments	(130,411)	(2,201)
Proceeds from sales of available-for-sale investments	67,968	2,995
Net cash used in investing activities	(69,315)	(8,249)

Cash flows - financing activities
Proceeds from line of credit	—	20,000
Payments on line of credit	—	(20,000)
Debt issuance costs	—	(981)
Cash dividends paid	(11,835)	(10,181)
Payment of employee tax withholdings on equity transactions	(4,552)	(2,234)
Acquisition earnout payments	(1,853)	(3,592)
Net cash used in financing activities	(18,240)	(16,988)

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	367	(5,565)

Net decrease in cash, cash equivalents and restricted cash	(8,543)	72,100
Cash, cash equivalents and restricted cash at beginning of period	280,262	208,162
Cash, cash equivalents and restricted cash at end of period	$271,719	$280,262

Exhibit 99.1

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
RECONCILIATION OF NET INCOME AND OPERATING INCOME TO ADJUSTED EBITDA (Non-GAAP)
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue before reimbursements (net revenue)	$180,034	$185,305	$706,924	$716,023

Net income	10,555	11,195	46,869	49,295
Interest, net	(841)	(645)	(2,880)	(1,141)
Other, net	(1,011)	1,355	(2,898)	(494)
Provision for income taxes	5,592	4,787	22,420	21,197
Operating income	14,295	16,692	63,511	68,857

Adjustments
Salaries and benefits
Stock-based compensation expense	3,028	2,630	9,818	8,385
General and administrative expenses
Depreciation	2,146	2,688	9,462	11,025
Intangible amortization	242	276	909	1,496
Earnout accretion	173	(43)	668	920
Acquisition contingent compensation	604	—	604	—
Restructuring charges	—	—	4,130	—
Total adjustments	6,193	5,551	25,591	21,826

Adjusted EBITDA	$20,488	$22,243	$89,102	$90,683
Adjusted EBITDA Margin	11.4%	12.0%	12.6%	12.7%